UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of June 23, 2020, the Board of Directors (the “Board”) of BridgeBio Pharma, Inc. (the “Company”) increased the size of the Company’s Board from eight to eleven directors (the “Board Increase”). The Company effected the Board Increase pursuant to Article VI, Section 3 of the Company’s Amended and Restated Certificate of Incorporation and Article II, Section 2 of the Company’s Amended and Restated Bylaws.

Effective as of June 23, 2020, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Andrew Lo, Brenton L. Saunders and Randal W. Scott to the Board. Dr. Lo will serve as a Class III director of the Company, to hold office until the date of the annual meeting of stockholders during the year ending December 31, 2022 or until his earlier death, resignation or removal. Mr. Saunders and Dr. Scott will serve as Class I directors of the Company, to hold office until the date of the annual meeting of stockholders during the year ending December 31, 2023 or until their earlier death, resignation or removal. Dr. Scott has also been appointed as a member of the Audit Committee of the Board, replacing Ali J. Satvat, who has resigned from the Audit Committee effective as of June 23, 2020.

Pursuant to the Company’s Director Compensation Policy, on June 23, 2020, the Board granted to each of Dr. Lo, Mr. Saunders and Dr. Scott an option to purchase 101,223 shares of the Company’s common stock at an exercise price equal to $32.62, the closing market price per share of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The options will vest in three equal annual installments over a three-year period, subject to each director’s continued service on the Board.

Dr. Lo, Mr. Saunders and Dr. Scott have each entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on June 25, 2019 and incorporated herein by reference.

Dr. Lo, age 60, is the Charles E. and Susan T. Harris Professor at the MIT Sloan School of Management, director of the MIT Laboratory for Financial Engineering, a principal investigator at the MIT Computer Science and Artificial Intelligence Laboratory, and an affiliated faculty member of the MIT Department of Electrical Engineering and Computer Science, and has served as a professor at the MIT Sloan School of Management and MIT Department of Electrical Engineering and Computer Science since 1988. He is also an external faculty member of the Santa Fe Institute and a research associate of the National Bureau of Economic Research. Dr. Lo currently serves on the board of directors of Roivant Sciences, Inc., a clinical-stage biopharmaceutical company. Dr. Lo holds a BA in Economics from Yale University and a Ph.D. in Economics from Harvard University. We believe Dr. Lo’s extensive experience as a professor and a leader at two premier educational institutions qualifies him to serve on our Board.

Mr. Saunders, age 50, served as the President and Chief Executive Officer of Allergan since 2014 and as Chairman since 2016. Prior to its acquisition by Allergan, Mr. Saunders served as the Chief Executive Officer, President, and director of Forest Laboratories, Inc. Before joining Forest Laboratories, Inc. Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, from 2010 to 2013. Mr. Saunders currently serves on the board of directors of Cisco Systems, a technology conglomerate (Nasdaq: CSCO). Mr. Saunders holds a BA in Economics and Eastern Asian Studies from University of Pittsburg, a JD from Temple School of Law and an MBA from Temple University School of Business. We believe Mr. Saunders’ extensive experience building and leading successful biopharmaceutical companies qualifies him to serve on our Board.

Dr. Scott, age 62, is the cofounder of Invitae Corporation, a genetic information company (NYSE: NVTA), where he served as the Chairman and CEO from 2012 to 2017 and the Executive Chairman from 2017 to 2019. Dr. Scott currently serves on the board of Invitae. Prior to that, Dr. Scott cofounded Genomic Health, Inc., a genetic research company (Nasdaq: GHDX), where he served as the Chairman and CEO from 2000 to 2009 and the Executive Chairman from 2009 to 2012. Dr. Scott holds a BS in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas. We believe Dr. Scott’s significant experience building and leading successful biopharmaceutical companies and his scientific expertise, qualifies him to serve on our Board.

There are no arrangements or understandings between Dr. Lo, Mr. Saunders and Dr. Scott and any other persons pursuant to which Dr. Lo, Mr. Saunders and Dr. Scott were appointed as members of the Board. There are also no family relationships between Dr. Lo, Mr. Saunders and Dr. Scott, on the one hand, and any director or executive officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, on the other, and none has a direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosures.

On June 24, 2020, the Company issued a press release announcing the appointments of Dr. Lo, Mr. Saunders and Dr. Scott to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: June 24, 2020	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer